                  Portions of this exhibit have been omitted
            and filed separately with the Securities and Exchange
                  Commission. These portions are designated

                                "[ *  *  * ]"

                                                                   EXHIBIT 10.28

[IXC LOGO]

                                      IXC
                            MASTER SERVICE AGREEMENT


This Agreement for telecommunications services is made as of the date of last execution below (the "Effective Date") and entered into by and between IXC COMMUNICATIONS SERVICES, INC., a Delaware corporation with its principal place of business at 1122 Capital of Texas Hwy. South, Austin, Texas 78746-6426 ("Supplier"), and PATHNET, INC., a Delaware corporation with its principal place of business at 1015 31st Street Northwest, Suite 500, Washington, DC 20007 ("Customer").

WHEREAS, Customer desires to obtain telecommunications services as described below (the "Service") from Supplier, and Supplier is willing to provide the Service for the rates attached hereto.

NOW, THEREFORE, Customer and Supplier hereby mutually agree as follows:


CREDIT REQUIREMENTS:

SERVICE, TERM AND RATES: Supplier agrees to provide and Customer agrees to purchase Service(s) indicated below. This agreement, including any terms and conditions, addenda, schedules, supplements or exhibits which are attached hereto and incorporated herein, constitutes the entire agreement (the "Agreement") by Supplier and Customer pertaining to the subject matter(s) hereof and supersedes all prior and contemporaneous agreements and understandings in connection herewith.


IXC - CONFIDENTIAL                                                      06/03/99

SERVICE TYPE:
------------
               SWITCHED SERVICE:                  BROADBAND SERVICE:
               /s/ KJB         Xclusive           /s/ KJB          ATM
               ----------------                   -----------------
                               Xnet LATA                           Frame Relay
               ----------------                   -----------------
                               Xnet LEx                            Network Management Services
               ----------------                   -----------------
               PRIVATE LINE SERVICE:                               Training
                       X       Digital            -----------------
               ----------------                   CUSTOMER INTERFACE:
                       X       Optical                             Rack Space & Power
               ----------------                   -----------------
                                                                   Shelf Space
                                                  -----------------
                                                                   Collocation
                                                  -----------------

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last written below.

IXC COMMUNICATIONS SERVICES, INC.            PATHNET, INC.

BY: /s/ LEO WELSH                            BY: /s/ KEVIN J. BENNIS
   ----------------------------------           --------------------------------------
NAME: LEO WELSH                              NAME: KEVIN J. BENNIS
     --------------------------------             ------------------------------------
TITLE: PRES-WHOLESALE                        TITLE: PRESIDENT - COMMUNICATION SERVICES
      -------------------------------              -----------------------------------
DATE: 6/17/99                                DATE: 6/4/99
     --------------------------------             ------------------------------------

FULL BUSINESS ADDRESS:                       FULL BUSINESS ADDRESS:
1122 CAPITAL OF TEXAS HWY. SOUTH             1015 31ST STREET NORTHWEST, SUITE 500
AUSTIN, TEXAS 78746-6426                     WASHINGTON, DC 20007
TELEPHONE: (512) 427-3700                    TELEPHONE: (202) 625-7284
FACSIMILE: (512) 328-7902                    FACSIMILE: (202) 625-7369
                                             BILLING CONTACT: BILL COTTA
                                                             -------------------------
                                             TELEPHONE: 202-295-3100
                                                       -------------------------------



IXC - CONFIDENTIAL                                                      06/03/99

                            MASTER SERVICE AGREEMENT
                               TERMS & CONDITIONS

1. CREDIT. All Services ordered hereunder are subject to credit approval. Customer shall complete a credit application form attached hereto as Exhibit A.

2. PROVISION OF BALANCE SHEET. Prior to commencement of Service, Customer shall provide Supplier with financial statements including a consolidated balance sheet of Customer as of the end of the most recent quarter and consolidated statements of income and retained earnings of such quarter and the fiscal year to date through such quarter, all in reasonable detail and certified by Customer's chief financial officer as having been prepared in accordance with generally accepted accounting principles, consistently applied. Customer shall provide updated financial statements as reasonably requested by Supplier.

3. PAYMENT TERMS. Invoices for Service are due and payable within thirty (30) days of the receipt of invoice (unless otherwise indicated in the Credit Requirements section of the Master Service Agreement), without demand or set off by Customer. Payments not received within thirty (30) days of the receipt of invoice are considered past due. In addition to Supplier undertaking any of the actions set forth in this Agreement, if any invoice is not paid when due, Supplier may: (i) impose a late charge equal to 1-1/2% (or the maximum legal rate, if less) of the unpaid balance per month; (ii) require an increase in the amount of Security Deposit, as set forth in Section 5.

4. BILLING DISPUTES. If Customer in good faith disputes any portion of any Supplier invoice, Customer shall submit to Supplier, within thirty (30) days following the date of the invoice, full payment of the undisputed portion of the invoice and written documentation identifying and substantiating the disputed amount. If Customer does not report a dispute within the thirty (30) day period, Customer shall have waived its dispute rights for that invoice. Supplier and Customer agree to use their respective best efforts to resolve any dispute within fifteen (15) days after Supplier receives written notice of the dispute from Customer. Any disputed amounts resolved in favor of Customer shall be credited to Customer's account on the next invoice following resolution of the dispute. Any disputed amounts determined to be payable to Supplier shall be due within ten (10) days of the resolution of the dispute.

     Any dispute arising out of or relating to this Agreement which has not been resolved by the good faith efforts of the parties will be settled by binding arbitration conducted expeditiously in accordance with Section 16.

5. ADDITIONAL ASSURANCES. If at any time during the term of this Agreement there is a material and adverse change in Customer's creditworthiness, which shall be determined by Supplier in its sole and absolute discretion, then Supplier may demand that Customer increase the amount of the/or provide a Security Deposit pursuant to Supplier's standard terms and conditions, by either requiring cash or a letter of credit, as security for the full and faithful performance of Customer of the terms, conditions and covenants of this Agreement; provided, however, that in no event shall the amount of the Security Deposit ever exceed two months' estimated Usage Charges and other amounts payable by Customer to Supplier hereunder.

6. CERTIFICATION. If applicable, Customer and Supplier hereby represent and warrant that each of them is certified to do business in all jurisdictions in which it conducts business and is in good standing in all such jurisdictions. Customer and Supplier further represent and warrant that each of them is certified by the proper regulatory agencies to provide whatever interstate, intrastate and international long distance services to users in those jurisdictions where such services are to be provided. Customer and Supplier shall keep current during the term of this Agreement, copies of their Certificates of Public Convenience and Necessity or similar documents certifying interstate, intrastate, or international operating authority in any local, state, or federal jurisdiction (collectively, "Service Compliance Certificates") and furnish copies thereof to each other within ten days of written request. Supplier reserves the right to refuse or withhold Service in any jurisdiction in which Customer's Service Compliance Certificate has not been furnished to Supplier in a timely manner. Customer shall defend and indemnify Supplier from any losses, expenses, demands and claims in connection with Customer's failure to provide Supplier with such Service Compliance Certificates. Such indemnification includes costs and expenses (including reasonable attorney's fees) incurred by Supplier in settling, defending or appealing any claims or actions brought against it relating to Customer's failure to provide such Service Compliance Certificates. Supplier shall defend and indemnify Customer from any losses, expenses, demands and claims in connection with Supplier's failure to provide Customer with such Service Compliance Certificates. Such indemnification includes costs and expenses (including reasonable attorney's fees) incurred by Customer in settling, defending or appealing any claims or actions brought against it relating to Supplier's failure to provide such Service Compliance Certificates.

7. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the validity and performance hereof, shall be governed by the laws of the State of Delaware without regard to its principles of choice of law.

8. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given as of the date of delivery, facsimile transmission or mailing, and if mailed, first class postage prepaid, certified or registered mail, return receipt requested to the following persons, unless contrary instructions are given by the parties in writing:
     If to Supplier: IXC Communications Services, Inc.
                     1122 Capital of Texas Hwy. South
                     Austin, Texas 78746-6426
                     Attention: Contract Administration


IXC - CONFIDENTIAL                     1                                06/03/99

     If to Customer: Pathnet, Inc.
                     1015 31st Street, NW, Suite 500
                     Washington, DC 20007
                     Attention: General Counsel__________

9. WAIVER OF BREACH OR VIOLATION NOT DEEMED CONTINUING. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

10. BANKRUPTCY. In the event of the bankruptcy or insolvency of either party hereto or if either party hereto shall make an assignment for the benefit of creditors or take advantage of any act or law for relief of debtors, the other party to this Agreement shall have the right to terminate this Agreement without further obligation or liability on its part.

11. BUSINESS RELATIONSHIP. This Agreement shall not create any agency, employment, joint venture, partnership, representation, or fiduciary relationship between the parties. Neither party shall have the authority to, nor shall any party attempt to, create any obligation on behalf of the other party.

12.  EVENTS OF DEFAULT:
     A "DEFAULT" shall occur if: (a) Customer fails to make any payment required to be made by it under this Agreement and any such failure remains uncorrected for five (5) business days after written notice of such failure; or (b) either party fails to perform or observe any material term or obligation (other than making payment) contained in this Agreement, and any such failure remains uncorrected for thirty (30) calendar days after written notice from the non-defaulting party informing the defaulting party of such failure.

13.  INDEMNITY.

     A. Each party shall indemnify, defend, release and hold harmless the other party and all of its officers, agents, directors, shareholders, subcontractors, subsidiaries, employees and other affiliates (collectively "Affiliates") from and against any action, claim, court cost, damage, demand, expense, liability, loss, penalty, proceeding or suit, (collectively, together with related reasonable attorneys' fees; including costs and disbursements, "Claims") imposed upon either party by reason of damages to property or injuries, including death, as a result of an intentional or a negligent act or omission on the part of the indemnifying party or any of its Affiliates in connection with: (i) the performance of this Agreement; or (ii) other activities relating to the property or facilities which are the subject of this Agreement, whether or not the Claims result from a sole negligent act or omission on the part of the indemnifying party, whether the Claims result from the concurrent negligent act or omission on the part of both parties, or whether the Claims result from the negligent act or omission of the indemnifying party and some other third party. In the event a Clam relates to the negligence of both parties, the relative burden of the Claim shall be attributed equitably between the parties in accordance with the principles of comparative negligence.

     B. In the event any action shall be brought against the indemnified party, such party shall immediately notify the indemnifying party in writing, and the indemnifying party, upon the request of the indemnified party, shall assume the defense thereof on behalf of the indemnified party and its Affiliates and shall pay all reasonable expenses and satisfy all judgments which may be incurred by or rendered against the indemnified party or its Affiliates in connection therewith, provided that the indemnified party shall not be liable for any settlement of any such action effected without its written consent.

     C. Notwithstanding the termination of this Agreement for any reason, this
     Section 12 shall survive such termination.

14. INSURANCE. Throughout the term of this Agreement and any extension thereof, each party shall maintain and, upon written request, shall provide to the other proof of adequate liability insurance:
     (i) Worker's compensation insurance up to the amount of the statutory limit in the state or states where work is to be performed;
     (ii) Employer's liability insurance with a limit of not less than $200,000 per claim with an all-states endorsement;
     (iii) Comprehensive general liability insurance with a limit of not less than $1,000,000 per occurrence for bodily injury liability and property damage liability, including coverage extensions for blanket contractual liability, personal injury liability and products and completed operations liability; and
     (iv) Comprehensive Auto Liability insurance with a limit of not less than $1,000,000 per accident for Bodily Injury Liability and Property Damage Liability arising out of the ownership, maintenance or use of any vehicle in the performance of this Agreement.

15. AUTHORIZED USE OF NAME. Without Supplier's prior written consent, Customer shall not: (i) refer to itself as an authorized representative of Supplier in promotional, advertising or other materials; or (ii) use Supplier's logos, trade marks, service marks, or any variations thereof in any of its promotional, advertising or other materials or in any activity using or displaying Supplier's name or the Services to be provided by Supplier. Customer agrees to change or correct, at Customer's expense, any such material or activity which Supplier, in its sole judgment, determines to be inaccurate, misleading or otherwise objectionable in relation to using or marketing Supplier's services. Customer is explicitly authorized to only use the following statements in its sales literature: (i) "Customer utilizes the Supplier's network"; (ii) "Customer utilizes Supplier's facilities"; (iii) "Supplier provides only the network facilities"; and
     (iv) "Supplier is our network services provider". Without Customer's prior written consent, Supplier shall not refer to Customer in any promotional context, in any media. It is expressly understood that Supplier may refer to Customer as may be necessary for public company reporting purposes.

16. ASSIGNMENT. Neither party hereto may assign this Agreement without the express written consent of the other party hereto, which consent shall not be unreasonably withheld. Notwithstanding the foregoing: (i) a security interest in this Agreement may be granted by Supplier to any lender to secure borrowings by Supplier or any of its


IXC - CONFIDENTIAL                     2                                06/03/99
     affiliates; (ii) Supplier may assign all its rights and obligations hereunder to any Affiliate; and (iii) any subsidiary of Supplier may assign any amounts due from Customer under any Supplement to Supplier for billing purposes.

17. BINDING ARBITRATION. The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly through discussions between themselves at the operational level. In the event a resolution cannot be reached, such controversy or claim shall be negotiated between appointed counsel or senior executives of the parties who have authority to settle the controversy.

     The disputing party shall give the other party written notice of the dispute. If the parties fail to resolve such controversy or claim within thirty (30) days of the disputing party's notice, either party may seek arbitration as set forth below.

     Any controversy or claim arising out of or relating to this Agreement, or a breach of this Agreement, shall be finally settled by arbitration in Austin, Texas, and shall be resolved under the laws of the State of Delaware. The arbitration shall be conducted before a single arbitrator in accordance with the commercial rules and practices of the American Arbitration Association then in effect, with the exception that discovery shall be conducted in accordance with the Federal Rules of Civil Procedures with all discovery disputes to be resolved by the arbitrator.

     The arbitrator shall have the power to order specific performance if requested. Any award, order, or judgment pursuant to such arbitration shall be deemed final and binding and may be enforced in any court of competent jurisdiction. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. All such arbitration proceedings shall be conducted on a confidential basis. The arbitrator may, as part of the arbitration award, permit the substantially prevailing party to recover all or part of its attorney's fees and other out-of-pocket costs incurred in connection with such arbitration. Customer may, at its option, continue to accept what it considers to be below-standard Services and pay the charges hereunder relating thereto during such pendency of such arbitration, without prejudice thereto.

18. LEGAL CONSTRUCTION. In the event one or more of the provisions contained in this Agreement shall, for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     In the event of any conflict between the provisions of these Terms & Conditions and the applicable Supplement and Exhibits, the conflict shall be resolved by reference to the following order of priority of interpretation: a) Exhibits; b) Supplement; and c) Terms & Conditions. Not withstanding the foregoing no Exhibit requiring execution shall be binding unless and until such Exhibit has been executed by an authorized officer of Customer.

19. NO PERSONAL LIABILITY. Each action or claim of any party arising under or relating to this Agreement shall be made only against the other party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such party. No party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other party. Each of such persons is an intended beneficiary of the mutual promises set forth in this Section and shall be entitled to enforce the obligations of this Section.

20. NOTICE OF BREACH OF AGREEMENT. To be effective, written notice of any material breach (except Payment Default) must prominently contain the following sentences in capital letters: "THIS IS FORMAL NOTICE OF A BREACH OF CONTRACT. FAILURE TO CURE SUCH BREACH WILL HAVE SIGNIFICANT LEGAL CONSEQUENCES."

21. LIMITATION OF LIABILITY. Supplier's liability arising out of delays in restoration of the Services to be provided under this Agreement or out of mistakes, accidents, omissions, interruptions, or errors or defects in interruption of Services, shall be subject to the limitations set forth below and in the applicable Tariff. EXCEPT OTHERWISE PROVIDED HEREIN, IN NO EVENT SHALL SUPPLIER BE LIABLE TO CUSTOMER OR ANY OF THE CUSTOMER'S OWN CUSTOMERS OR ANY OTHER THIRD PARTY IN ANY RESPECT, INCLUDING, WITHOUT LIMITATION, FOR ANY DAMAGES, EITHER DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, ACTUAL, PUNITIVE, OR ANY OTHER DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF MISTAKES, ACCIDENTS, ERRORS, OMISSIONS, INTERRUPTIONS, OR DEFECTS IN TRANSMISSION, OR DELAYS, INCLUDING THOSE WHICH MAY BE CAUSED BY REGULATORY OR JUDICIAL AUTHORITIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OBLIGATIONS OF SUPPLIER PURSUANT TO THIS AGREEMENT; AND IN NO EVENT SHALL SUPPLIER BE LIABLE AT ANY TIME FOR ANY AMOUNT IN EXCESS OF THE AGGREGATE AMOUNT IT HAS PRIOR TO SUCH TIME COLLECTED FROM CUSTOMER WITH RESPECT TO SERVICES DELIVERED HEREUNDER. SUPPLIER MAKES NO WARRANTY TO CUSTOMER OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF ANY SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES BY SUPPLIER ARE HEREBY EXCLUDED AND DISCLAIMED. For purposes of this Section, the term "Supplier" shall be deemed to include Supplier, its shareholders, directors, officers and employees, and any


IXC - CONFIDENTIAL                     3                                06/03/99
     person or entity assisting Supplier in its performance pursuant to this Agreement.

22. SYSTEM MAINTENANCE. In the event Supplier determines to interrupt Services for the performance of routine system maintenance, Supplier will use reasonable efforts to notify Customer prior to the interruption and to conduct such maintenance during non-peak hours. In no event shall interruption for system maintenance constitute a Failure of Performance by Supplier.

23. MAINTENANCE & TROUBLE REPORTING. Supplier's standard fees for Customer maintenance support services are as follows:

     Maintenance services shall be defined as all work performed by Supplier on equipment provided by or on behalf of the Customer, or supervision of the Customer's work within Supplier's terminal facilities. Maintenance Service charges are not billed for troubles found within that portion of a circuit provided by Supplier. The following billing rates apply for these services:

     A. [* * *] per hour ([* * *] hour minimum - if dispatch is required) Monday through Friday during the business hours of 8:00 a.m. - 5:00 p.m. local time, exclusive of the following holidays: New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after Thanksgiving and Christmas Day.

     B. [* * *] per hour ([* * *] hour minimum) for overtime work done after business hours (defined above) and/or on holidays (defined above) and/or all day on Saturdays and Sundays.

     C. As requests for maintenance services are typically made via telephone, Supplier must be advised in writing as to the person(s) who are authorized to request service. It is the Customer's responsibility to keep Supplier apprised of any changes to its list of representative(s).

     D. To request technical assistance and help under the maintenance services, a call must be made to Supplier's Network Control Center at 1-800-526-2488. This number should be used for Supplier technical assistance, troubleshooting or testing of circuits, not for service impairment or outages. The person calling in must be on the authorized list in order to commit for charges for this technical assistance. If that person is not on the list, the request cannot be accommodated.

     The Network Control Center personnel will take the call, record the caller's name and phone number along with facts concerning the assistance and support needed. The caller will then be given the number of the "Assistance Ticket."

     Upon completion of work, this "Assistance Ticket" will be given to Supplier's Accounting Department, and the Customer will subsequently be billed based upon the information on that ticket. A copy will be attached to the invoice.

     Except for emergencies, Supplier's technicians cannot be dispatched unless requests are made in accordance with the above call-out procedure.

24. SUBJECT TO LAWS. This Agreement is subject to, and Customer agrees to comply with, all applicable federal, state and local laws, and regulations, rulings and orders of governmental agencies, including, but not limited to, the Communications Act of 1934, the Telecommunications Act of 1996, the Rules and Regulations of the Federal Communications Commission ("FCC") and state public utility or service commissions ("PSC"), tariffs and the obtaining and continuance of any required certification, permit, license, approval or authorization of the FCC and PSC or any governmental body, including, but not limited to regulations applying to feature group termination and Letter of Agencies ("LOAs").

25. FCC PERMITS, AUTHORIZATION AND FILINGS. Supplier represents and warrants that it has taken all necessary and appropriate steps, and will continue to take all such steps as soon as possible, to procure from the FCC the necessary authorizations, if any, to deliver Services hereunder to Customer and whatever approvals are necessary from any other federal or state agency. Supplier will not voluntarily take or accede to any action, including the filing of a tariff, that would have the effect of materially modifying the rates contained herein without the prior written consent of Customer.

26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together shall constitute one document.

27. CONFIDENTIAL INFORMATION AND NONSOLICITATION. "Confidential Information" shall mean all information disclosed in writing by one party to the other party which is clearly marked "CONFIDENTIAL" by the disclosing party at the time of disclosure. "Confidential Information" shall also include certain oral information disclosed by one party to the other party, provided that the disclosing party designates such information as confidential at the time of disclosure and gives recipient a written summary of such information within five business days after the oral disclosure was made. Notwithstanding the foregoing, all information concerning the traffic volume/distribution of Supplier, pricing rates, and customer lists is hereby deemed to be Confidential Information regardless of whether it is so identified. The term "Confidential Information" does not include any information which: (i) was already known by the receiving party free of any obligation to keep it confidential at the time of its disclosure by the disclosing party, (ii) becomes publicly known through no wrongful act of the receiving party, (iii) is rightfully received from a third person without knowledge of any confidentiality obligation, (iv) is independently acquired or developed without violating any of the obligations under this Agreement, (v) is disclosed to a third person by the disclosing party without similar confidentiality restrictions on such third person rights, or (vi) is approved for release by written authorization of the disclosing party.

     Further, the recipient may disclose Confidential Information pursuant to any judicial or governmental

IXC - CONFIDENTIAL                     4                                06/03/99
     request, requirement or order. The recipient, however, shall take reasonable steps to give the disclosing party sufficient prior notice to contest such request, requirement or order. Confidential Information shall remain the property of the disclosing party, and shall be returned to the disclosing party or destroyed upon request of the disclosing party. Supplier may make such Confidential Information available to its lenders.

     Accordingly, in the event of a breach or threatened breach of the foregoing provisions, Supplier shall be entitled to an injunction or restraining order, in addition to such other rights or remedies as may be available under this Agreement, at law or in equity, including but not limited to money damages.

28. FORCE MAJEURE. Supplier shall not be liable for any failure of performance hereunder due to causes beyond its reasonable control, including, but not limited to: acts of God, fire, explosion, vandalism, cable cut, storm or other similar catastrophes; any law, order, regulation, direction, action or request of the United States government, or of any other government, including state and local governments having jurisdiction over either of the parties, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more of said governments (provided that Supplier uses best efforts to prevent such government actions, whenever possible); administrative delays by governmental agencies; national emergencies; insurrections; riots; wars; or strikes, lock outs, work stoppages or other labor difficulties.

29. SURVIVAL. The covenants and agreements of Customer contained in this Agreement with respect to payment of amounts due, confidentiality and indemnification shall survive any termination of this Agreement. The rights and obligations under this Agreement shall survive any merger or sale of either party and shall be binding upon the successors and permitted assigns of each party.

30. REGULATORY. Customer is responsible for payment of, or reimbursement to Supplier for, Universal Service Fund and Lifeline Assistance Charges (Presubscribed line charges) set forth in the National Exchange Carrier Association (NECA) Tariff FCC #5, sections 8.5., 8.5.2 and 17.1.4 (A) &
     (B), as the same may be amended from time to time, or any successor tariffs or sections, with respect to any Customer ANI's subscribed to Supplier and sold to End User customers (non-carrier sales). In addition, with respect to the Services, Customer is responsible for payment of, or reimbursement to Supplier for: (i) telecommunication relay service charges required by the Americans with Disabilities Act or otherwise (both federal and state);
     (ii) interexchange carrier fees payable to the FCC under the Omnibus Budget Reconciliation Act of 1993 or otherwise; (iii) payphone service provider compensation as determined by the FCC in CC Docket No.96-128; (iv) universal service fund charges, intraLATA compensation charges; and (v) other federal or state fees or charges imposed on Supplier, as required by law in connection with sales to end user customer's (non-carrier sales). Supplier will furnish, at Customer's request, documentation to support the fees or charges payable by Customer to Supplier pursuant to this Section 29.

     Customer shall furnish to Supplier valid and appropriate tax exemption certificates for all applicable jurisdictions (federal, state and local) in which it performs customer billing. Customer is responsible for properly charging tax to its subscribers and for the proper and timely reporting and payment of applicable taxes to the taxing authorities and shall defend and indemnify Supplier from payment and reporting of all applicable federal, state and local taxes, including, but not limited to, gross receipts taxes, surcharges, franchise fees, occupational, excise and other taxes (and penalties and interest thereon), relating to the Services. Such indemnification includes costs and expenses (including reasonable attorney's fees) incurred by Supplier in settling, defending or appealing any claims or actions brought against it relating to said taxes. If Customer fails to provide and maintain the required certificates, Supplier may charge Customer and Customer shall pay such applicable taxes.

     The amounts payable by Customer under this Agreement do not include any state and local sales or use taxes, or utility taxes, however designated, which may be levied on the goods and services provided by Supplier hereunder. With respect to such taxes, if applicable, Customer shall furnish Supplier with an appropriate exemption certificate or pay to Supplier, upon timely presentation of invoices therefore, such amounts thereof as Supplier may be by law required to collect or pay. Any and all other taxes, including but not limited to franchise, net or gross income, license, occupation, and real or personal property taxes, shall be timely paid by Supplier. Customer shall pay to Supplier any such taxes that Supplier may be required to collect or pay.

31. OBLIGATIONS SEVERAL AND NOT JOINT. Each party shall be responsible only for its own performance under the Agreement (including any attachments, exhibits, schedules or addenda) and not for that of any other party.

32. AMENDMENTS. This Agreement may only be modified or supplemented by an instrument in writing executed by each party.

IXC - CONFIDENTIAL                     5                                06/03/99

                        PRIVATE LINE SERVICE SUPPLEMENT
                                DIGITAL SERVICE

1. SCOPE AND RATES. Supplier shall use its best efforts (considering the needs of its other customers) to provide Service for which a Purchase Order has been accepted. A form of Purchase Order is attached hereto as Exhibit A. The rates for Service are set forth in Exhibit D, unless otherwise specified in the applicable Purchase Order. Such rates are valid for the term of this Agreement. Supplier may thereafter change such rates, but not for any Circuit then in service. Customer may also order the services listed in Exhibit B, subject to availability. Supplier's On-Net City listing is attached hereto as Exhibit C.

2. TERM. The Agreement is for a term of three (3) years commencing on the Effective Date and shall continue through the end of the Circuit Lease Term which is last to expire. If Service continues after such Circuit Lease Term, the applicable rates will be equal to 100% of the rates hereunder, and Service shall be automatically continued for automatic six (6) month extensions, unless either party provides 30 days' notice of its desire to discontinue such extension for the Circuit Lease Term.

3. INVOICE. Customer will be invoiced monthly for: (i) the monthly lease rate (prorated for any partial month) for each Available Circuit; and (ii) the charges for other services received. The first invoice shall be for the first two months; each invoice thereafter shall be for the following month.

4. TERMINATION. Customer may terminate any Circuit upon 45 calendar days prior written notice, provided that if termination occurs: (i) prior to the Activation Date, Customer shall reimburse Supplier for all costs of the implementation of such Circuit; or (ii) on or after such date Customer shall pay: (A) all charges for Service previously rendered; and (B) the amount due through the end of the applicable Circuit Lease Term (Supplier shall try to re-lease such Circuit for such term, refunding to Customer the amount so collected, if any). If Supplier fails to provide Service within sixty (60) days of the Firm Order Commitment, Customer may, as its only remedy, terminate the affected Circuit. If Supplier fails to cure a material breach hereof within 10 calendar days of written notice from Customer, Customer may terminate the affected Circuit.

5. OUTAGE CREDITS. Supplier shall give Customer a credit in accordance with its then-current outage policy for periods in which any Circuit loses continuity and fails to comply with applicable specifications. Such credit shall be Customer's sole remedy with respect to such an event; provided, however, that no such credits shall be allowed and Supplier shall not be liable for any Service defect from causes outside its control, including accidents, cable cuts, fires, floods, emergencies, government regulation (provided that Supplier uses best efforts to prevent such government regulation, wherever possible), wars, or acts of God. SUPPLIER DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES RELATING TO SERVICE, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. CUSTOMER HAS NOT RELIED ON ANY REPRESENTATION NOT SET FORTH HEREIN. CUSTOMER SHALL INDEMNIFY SUPPLIER FROM ANY CLAIMS MADE BY ANY CUSTOMER OF CUSTOMER.

6. DEFINITIONS. For purposes hereof: "Available" means all necessary Supplier equipment for a Circuit has been installed. "Activation Date" means the date a Circuit is first made Available to Customer. "Circuit" means a DS-0, DS-1, DS-3, OC-3 or a OC-12. "Circuit Lease Term" means the term of a Circuit specified in the applicable Purchase Order. "Circuit Mileage" means the length of a Circuit specified in the applicable Purchase Order. "DS-0" means a circuit complying with TR-TSY-000333 "Switched and Special Access Services - Transmission Parameter Limits and Interface Combinations" Issue 1, July 1990. A "DS-1" is a signal conforming to the requirements set forth in Sections 9.3 and 10.2 of Bellcore TR-NWT-000499, Issue 5, December, 1993. A "DS-3" is a signal conforming to the requirements set forth in
     Section 9.6 and 10.5 of Bellcore TR-NWT-000499, Issue 5, December, 1993. A "Firm Order Commitment" means the written confirmation provided to Customer which confirms the specific date that the Circuit is available to Customer. An "OC-3" is a signal based on the SONET frame structure as specified in Bellcore GR-253-CORE, Synchronous Optical Network (SONET) Transport
     Systems: Common Criteria Physical Layer, and ANSI T1.105, Digital Hierarchy-Optical Interface Rates and Formats Specifications. An "OC-12" is a signal based on the SONET frame structure as specified in Bellcore GR-253-CORE, Synchronous Optical Network (SONET) Transport Systems: Common Criteria Physical Layer, and ANSI T1.105, Digital Hierarchy-Optical Interface Rates and Formats Specifications. "Purchase Order" means any Customer purchase order accepted by Supplier. "Requested Service Date" means the date Service on a Circuit is requested to commence specified in the applicable Purchase Order. "Service" means transmission service provided between North American DSX standard cross-connect panels located in Supplier's terminal locations.


IXC - CONFIDENTIAL                     1                                06/03/99

                                  EXHIBIT A


                 [FORM OF PURCHASE ORDER/MARKET SERVICE ORDER]

                                  EXHIBIT B
                     PRIVATE LINE SERVICE ANCILLARY PRICING

                                 [ *  *  * ]

                                  EXHIBIT C

                      On Net City Listing for Private Line


                                 [ *  *  * ]

                                  EXHIBIT D

                              Private Line Pricing

                                 [ *  *  * ]

                                   Exhibit E

                      Taxes on Telecommunications Service

                                    [ * * * ]

                             AMENDMENT NO. 1 TO IXC
                            MASTER SERVICE AGREEMENT


[IXC COMMUNICATIONS LOGO]

This Amendment No. 1 to the Master Service Agreement is made and entered into by and between IXC COMMUNICATIONS SERVICES, INC., a Delaware corporation with its principal place of busines at 1122 Capital of Texas Hwy. South, Austin, Texas 78746-6426 ("Supplier"), and PATHNET, INC., a Delaware corporation with its principal place of business at 1015 31st Street Northwest, Suite 500, Washington DC 20007 ("Customer").

For purposes of this Amendment, the rates, terms and conditions set forth herein shall become effective on the first day of the next IXC billing cycle following the last date of execution below (the "Amendment Effective Date").

This Amendment is made with reference to the following facts:

    A. Customer and Supplier are parties to that certain Master Service Agreement dated as of June 17, 1999 (the "Agreement").

    B. The parties desire to amend the Agreement pursuant to the terms set forth below.

                               TERMS OF AMENDMENT

Accordingly, in consideration of the mutual promises set forth below, the parties agree as follows:

    1. Exhibit D -- Private Line Pricing, shall be modified and reinstated with Exhibit D, Private Line Pricing, attached hereto.

    2. The following shall be added in its entirety as Section 33, Year 2000 Compliance, to the Master Service Agreement Terms and Conditions:

     33. YEAR 2000 COMPLIANCE. Each party represents that its Services will operate on and after January 1, 2000, in the same manner, and with the same functionality, as the Services would and do on or before December 31, 1999. Each party represents that its monitoring and maintenance capabilities accommodate the four-digit data field requirement for the year 2000 and beyond and will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000.

    3. Section 6, Definitions, of Private Line Service Supplement shall be modified and reinstated as follows:

     6. DEFINITIONS. For purposes hereof: "Activation Date" means the date a Circuit is first made Available to Customer. "Available" means all necessary Supplier equipment for a Circuit has been installed. "Circuit" means a DS-0, DS-1, DS-3, OC-3, OC-12 or an OC-48. "Circuit Lease Term" means the term of a Circuit specified in the applicable Purchase Order. "Circuit Mileage" means the length of a Circuit specified in the applicable Purchase Order. "DS-0" means a circuit complying with TR-TSY-000333 "Switched and Special Access Services - Transmission Parameter Limits and Interface Combinations" Issue 1, July 1990. A "DS-l" is a signal conforming to the requirements set forth in Sections 9.3 and 10.2 of Bellcore TR-NWT-000499, Issue 5, December 1993. A "DS-3" is a signal conforming to the requirements set forth in
         Section 9.6 and 10.5 of Bellcore TR-NWT-000499, Issue 5, December 1993. "FOC" means Firm Order Confirmation, the form Supplier submits to Customer indicating the date that an ordered Circuit will be activated. An "OC-3c" is a signal based on the SONET frame structure as specified in Bellcore GR-253-CORE, Synchronous Optical Network (SONET) Transport
         Systems: Common Criteria Physical Layer, and ANSI T1.105, Digital Hierarchy- Optical Interface Rates and Formats Specifications. An "OC-12c" is a signal based on the SONET frame structure as specified in Bellcore GR-253-CORE, Synchronous Optical Network (SONET) Transport
         Systems: Common Criteria Physical Layer, and ANSI TI.105, Digital Hierarchy-Optical Interface Rates and Formats Specifications. An "OC-48c" is a signal based on the SONET frame structure as specified in Bellcore GR-253-CORE, Synchronous Optical Network (SONET) Transport
         Systems: Common Criteria Physical Layer, and ANSI T1.105, Digital Hierarchy-Optical Interface Rates and Formats Specifications. "On-Net" means a Circuit(s) provided on Supplier's network between two cities. "Purchase Order" means any Customer purchase


IXC-CONFIDENTIAL IXC CONTRACT NO. 7188 PAGE 1 OF AMENDMENT NO.1 TO MSA 08/12/99 order accepted by Supplier. "Requested Service Date" means the date Service on a Circuit is requested to commence specified in the applicable Purchase Order. "Service" means transmission service provided between North American DSX standard cross-connect panels located in Supplier's terminal locations or when provided via IXC LDX Optical cross-connect panels located in Supplier's terminal locations.

    4. Section 7, Billing Commencement Date, below shall be added in its entirety to the Private Line Service Supplement:

      7. BILLING COMMENCEMENT DATE. If Circuit is made available prior to the FOC date, billing shall commence on the Circuit Activation Date after Customer has tested and accepted Circuit, or on the scheduled FOC date, provided Circuit has been made available to Customer. In no event shall billing commence prior to the FOC date without Customer acceptance.

    5. All other terms and conditions, provisions, supplements and exhibits of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date last written below.


IXC COMMUNICATIONS SERVICES, INC.                                PATHNET, INC.
BY: /s/ DAVE HUGHART                                             BY: /s/ MICHAEL A LUBIN
   -------------------------------                                  -------------------------------

NAME:   Dave Hughart                                             NAME:   MICHAEL A LUBIN
     -----------------------------                                    -----------------------------

TITLE:  President, Sales                                         TITLE:  Vice President
      ----------------------------                                     ----------------------------

DATE:   8/26/99                                                  DATE:   8/19/99
     -----------------------------                                    -----------------------------

FULL BUSINESS ADDRESS:                                           FULL BUSINESS ADDRESS:
1122 CAPITAL OF TEXAS HWY. SOUTH                                 1015 31st STREET NORTHWEST, SUITE 500
AUSTIN, TEXAS 78746-6426               APPROVED AS TO FORM       WASHINGTON DC 20007
TELEPHONE:  512-427-3700                   LEGAL DEPT.           TELEPHONE: 202-625-7284 OR 202-295-3988
FACSIMILE:  512-328-7902                                         FACSIMILE: 202-625-7368
                                                                 BILLING CONTACT: BILL COTTA
                                                                 TELEPHONE: 202-295-3100

IXC-CONFIDENTIAL IXC CONTRACT NO. 7188 PAGE 2 OF AMENDMENT NO. 1 TO MSA 08/12/99

                                  EXHIBIT D

                              Private Line Pricing

                                 [ *  *  * ]

[IXC COMMUNICATIONS LOGO]             AMENDMENT NO.2 TO IXC
                                     MASTER SERVICE AGREEMENT


This Amendment No. 2 to the Master Service Agreement is made and entered into by and between IXC COMMUNICATIONS SERVICES, INC., a Delaware corporation with its principal place of business at 1122 Capital of Texas Hwy. South, Austin, Texas 78746-6426 ("Supplier"), and PATHNET, INC, a Delaware corporation with its principal place of business at 1015 31st Street Northwest, Suite 500,
Washington DC 20007 ("Customer").

For purposes of this Amendment, the rates, terms and conditions set forth herein shall become effective on the first day of the next IXC billing cycle following the last date of execution below (the "Amendment Effective Date").

This Amendment is made with reference to the following facts:

    A. Customer and Supplier are parties to that certain Master Service Agreement dated as of June 17, 1999 and subsequent Amendment No. 1 dated August 26, 1999 (as amended, the "Agreement").

    B. The parties desire to amend the Agreement pursuant to the terms set forth below.

                               TERMS OF AMENDMENT

Accordingly, in consideration of the mutual promises set forth below, the parties agree as follows:

    1. Exhibit B, Private Line Service Ancillary Page, shall be replaced in its entirety with Exhibit B, Private Line Service Ancillary Page, attached hereto.

    2. Exhibit D, Private Line Pricing, shall be replaced in its entirety with Exhibit D, Private Line Pricing, attached hereto.

    3. All other terms and conditions, provisions, supplements and exhibits of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date last written below.


IXC COMMUNICATIONS SERVICES, INC.                               PATHNET, INC.
BY: /s/ DAVID HUGHART                                           BY: /s/ MICHAEL A LUBIN
   -------------------------------                                  -------------------------------

NAME:   David Hughart                                           NAME:   MICHAEL A LUBIN
     -----------------------------                                    -----------------------------

TITLE:  President-Sales                                         TITLE:   Vice President
      ----------------------------                                     ----------------------------

DATE:     10/13/99                                              DATE:     10/8/99
     -----------------------------                                    -----------------------------

FULL BUSINESS ADDRESS:                                          FULL BUSINESS ADDRESS:
1122 CAPITAL OF TEXAS HWY. SOUTH                                1015 31st STREET NORTHWEST, SUITE 500
AUSTIN, TEXAS 78746-6426               APPROVED AS TO FORM      WASHINGTON DC 20007
TELEPHONE:  512-427-3700                   LEGAL DEPT.          TELEPHONE: 202-625-7284 OR 202-295-3988
FACSIMILE:  512-328-7902                                        FACSIMILE: 202-625-7368
                                                                BILLING CONTACT: BILL COTTA
                                                                TELEPHONE: 202-295-3100


IXC-CONFIDENTIAL IXC CONTRACT NO. 7188 PAGE 1 OF AMENDMENT NO. 2 TO MSA 09/29/99

                                  EXHIBIT B

                    Private Line Services Ancillary Pricing

                                 [ *  *  * ]

                                  EXHIBIT D

                           Private Line Service Rates


                                 [ *  *  * ]